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                                                                     EXHIBIT 8.1



                                  [LETTERHEAD]





                                                              June 18, 1999



Berkshire Realty Company, Inc.
One Beacon Street, Suite 1550
Boston, MA 02108

         Re: REGISTRATION STATEMENT OF FORM S-3

Ladies and Gentlemen:

         This opinion is being delivered to you in connection with the registration of 1,614,157 shares of common stock, $.01 par value per share (the "Common Stock"), of Berkshire Realty Company, Inc., a Delaware corporation (the "Company"), which may be sold from time to time by certain selling stockholders following the issuance of the shares to the selling stockholders upon the exchange of units of limited partnership interests ("Units") in BRI OP Limited Partnership (the "Operating Partnership") if, and to the extent that, such selling stockholders exercise their right to convert such Units into cash or shares of Common Stock and the Operating Partnership directs the Company to acquire such units in exchange for Common Stock. Except as otherwise provided, capitalized terms not defined herein have the meanings set forth in the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement") and the accompanying Prospectus (the "Prospectus"). All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended (the "Code").

         In our capacity as counsel to the Company, and for purposes of rendering this opinion, we have examined and relied upon the Registration Statement, the Amended and Restated Agreement of Limited Partnership of BRI OP Limited Partnership dated as of May 1, 1995, as amended through the date hereof, the Restated Certificate of Incorporation of the Company, as amended through the date hereof (the "Certificate of Incorporation"), the By-laws of the Company, as amended through the date hereof, a certain letter delivered to us by the Company containing representations relevant to this opinion (including exhibits, the "Representation Letter"), certain Closing Agreements between the Company and the Internal Revenue Service (the "IRS") on IRS Form 906 executed October 10, 1997 and March 23, 1999 relating to the consequences of certain actions by the Company (or partnerships in which the


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Berkshire Realty Company, Inc.
June 18, 1999
Page 2


Company had a direct or indirect interest) on the Company's ability to qualify as a real estate investment trust (a "REIT") under Section 856 of the Code, and such other documents as we considered relevant to our analysis. In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures and the legal capacity of signatories.

         We have assumed that all representations and statements set forth in the documents (including the Representation Letter) that we reviewed are true and correct and that all of the obligations imposed by any such documents on the parties thereto, including obligations imposed under the Certificate of Incorporation, have been and will be performed or satisfied in accordance with their terms. We have not attempted to verify independently such representations and statements, but in the course of our representation, nothing has come to our attention that would cause us to question the accuracy thereof. To the extent the representations and statements in the Representation Letter involve matters of law, we have reviewed such matters with the Company.

         The conclusions expressed herein represent our judgment as to the proper tax treatment of the relevant items under the income tax laws of the United States based upon the Code, Treasury Regulations, case law, and rulings and other pronouncements of the Internal Revenue Service (the "IRS") as in effect on the date of this opinion. No assurances can be given that such laws will not be amended or otherwise changed after the date hereof or that such changes will not affect the conclusions expressed herein. We undertake no responsibility to advise you of any developments after the date hereof in the application or interpretation of the income tax laws of the United States.

         Our opinion represents our best judgement of how a court would decide if presented with the issues addressed herein and is not binding upon either the IRS or any court. Thus, no assurances can be given that a position taken in reliance on our opinion will not be challenged by the IRS or rejected by a court.

         This opinion addresses only the specific United States federal income tax issues specified below, and does not address any other federal, state, local, or foreign income, estate, gift, transfer or other tax consequences that may result from any transaction or circumstance covered by our opinion.

         We have also assumed for purposes of this opinion (i) that the Company is a validly organized and duly incorporated corporation under the laws of the State of Delaware, (ii) that the Operating Partnership is a duly organized and validly existing partnership under the applicable laws of the State of Delaware, and (iii) that each partnership, limited liability company or joint venture in which the Company has held an interest other than BRI OP Limited Partnership was properly taxed as a partnership for federal income tax purposes for all relevant periods.


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Berkshire Realty Company, Inc.
June 18, 1999
Page 3

         On the basis of, and subject to, the forgoing, and in reliance upon the representations and assumptions described above, we are of the following opinion:

         1. For its taxable years ended December 31, 1991 through December 31, 1998, the Company was organized in conformity with the requirements for qualification and taxation as a REIT under Section 856 of the Code, and, based upon the Company's method of operation as described in the Prospectus and the Representation Letter, the Company qualified as a REIT for such taxable years.

         2. The discussion in the Prospectus under the heading "Material Federal Income Tax Considerations and Consequences," to the extent it describes matters of law or legal conclusions, is correct in all material respects.

         The Company's qualification and taxation as a REIT for its taxable year that commenced on January 1, 1999 will depend upon the Company's ability to meet, on a continuing basis through actual annual operating and other results, the various requirements under the Code with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to stockholders and the diversity of its stock ownership. As a result, no assurance can be given that the actual results of the operations of the Company or the Operating Partnership, the sources of their income, the nature of their assets, the level of the Company's distributions to its stockholders and the diversity of the Company's stock ownership for the entire taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT for such taxable year (or portion thereof).

         No opinion is expressed as to any federal income tax matters except as specifically set forth herein. In addition, this opinion letter has been prepared solely for your benefit in connection with the filing of the Registration Statement and it may not be used or relied upon by any other person or for any other purpose and may not be disclosed, quoted, or filed with a governmental agency or otherwise referred to without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                     Very truly yours,

                                                     /S/ HALE AND DORR LLP

                                                     HALE AND DORR LLP